Exhibit 99.1

SETTLEMENT AGREEMENT

This Settlement Agreement (“Settlement Agreement”) is entered into as of August 3, 2006 by and between OPTi Inc. (“Plaintiff”), a California corporation, having a principal place of business at 880 Maude Avenue, Suite A, Mountain View, California 94043, and NVIDIA Corporation (“Defendant”), a Delaware corporation, having a principal place of business at 2701 San Tomas Expressway, Santa Clara, California 95050. The “effective date” of this Settlement Agreement shall be five business days after this Settlement Agreement has been executed by both parties.

RECITALS

WHEREAS, the United States Patent and Trademark Office issued United States Patent No. 5,944,807 and issued United States Patent No. 6,098,141 to Mark Williams and Sukalpa Biswas on, respectively, August 31, 1999, and August 1, 2000 (the “LPC Patents”); and

WHEREAS, the United States Patent and Trademark Office issued United States Patent No. 5,710,906; United States Patent No. 5,813,036; and United States Patent No. 6,405,291 to Subir Ghosh and Hsu Tien Tung on, respectively, January 20, 1998, September 22, 1998, and June 11, 2002 (the “Pre-Snoop Patents”); and

WHEREAS, Plaintiff is the assignee and owner of all rights, titles and interests in and to the LPC Patents and the Pre-Snoop Patents; and

WHEREAS, on October 19, 2004, Plaintiff commenced an action for infringement of the LPC and the Pre-Snoop Patents against Defendant in the United States District Court for the Eastern District of Texas, Marshall Division entitled OPTi Inc. v. nVidia Corporation, Case No. 2:04-CV-377 (the “Lawsuit”); and

WHEREAS, Plaintiff and Defendant desire to settle and resolve their differences relative to the Lawsuit on the terms and conditions set forth herein; and

WHEREAS, NVIDIA desires to license and OPTi is willing to license the Pre-Snoop Patents on the terms set forth in the Pre-Snoop Patent License Agreement attached to this Settlement Agreement as Exhibit A;

NOW THEREFORE, in consideration of the mutual agreements, and covenants set forth in this Settlement Agreement, Plaintiff and Defendant agree to settle their differences as follows:

DEFINITIONS

“NVIDIA” means NVIDIA Corporation and any corporation, subsidiary or other entity now or hereafter controlled by NVIDIA, including any Acquired Entity, where “control” means the direct or indirect ownership or control (whether through contract or otherwise) of sufficient stock or shares to elect a majority of the directors in the case of corporate entities and in the case of non-corporate entities, fifty percent (50%) or more of the equity interest and the power to direct management policies.

A “Core Logic Product” means a core logic chipset or a component thereof (including but not limited to a memory controller, a bus controller, a north bridge, a south bridge, a Media and Communications Processor or MCP, a System Platform Processor or SPP, an Integrated Graphics Processor or IGP, or like processors which interface between one or more processor, memory, and for peripheral buses).

“NVIDIA’s Core Logic Products” or “Defendant’s Core Logic Products” means Core Logic Products designed by NVIDIA for NVIDIA and manufactured according to NVIDIA’s designs and specifications.

“Acquired Entity” means any corporation, subsidiary or other entity that is not currently controlled by NVIDIA, but hereafter becomes controlled by NVIDIA.

“The Lawsuit” means the action entitled OPTi Inc. v. nVidia Corporation, Case No. 2:04-CV-377, pending in the United States District Court for the Eastern District of Texas, Marshall Division, Judge Ward presiding.

The “Pre-Snoop Patent License Agreement” means the agreement attached hereto as Exhibit A and executed contemporaneous with this Settlement Agreement.

AGREEMENT

1) This Settlement Agreement constitutes the compromise, settlement and release of the Lawsuit.

2) Release. (A) As of the Effective date of this Settlement Agreement, Plaintiff releases and forever discharges Defendant of and from all manner of actions, causes of action, debts, dues, liabilities, controversies, claims, demands, rights, costs, expenses, or compensation of any kind or nature whatsoever, asserted or unasserted, whether based on a tort, contract, statute, or other theory of recovery, whether legal or equitable, and whether for compensatory, punitive, statutory, injunctive, or other form of damage or relief which had existed from the creation of the world to the execution of this Settlement Agreement, directly or indirectly relating to or arising from the Lawsuit or the patents asserted in the Lawsuit; (B) As of the Effective date of this Settlement Agreement, Defendant releases and forever discharges Plaintiff of and from all manner of actions, causes of action, debts, dues, liabilities, controversies, claims, demands, rights, costs, expenses, or compensation of any kind or nature whatsoever, asserted or unasserted, whether based on a tort, contract, statute, or other theory of recovery, whether legal or equitable, and whether for compensatory, punitive, statutory, injunctive, or other form of damage or relief which had existed from the creation of the world to the execution of this Settlement Agreement, relating to or arising from the Lawsuit.

3) Reserved.

4) For purposes of paragraph (2) of this Settlement Agreement, all references to either of the parties shall include any and all successors, divisions, corporate parents, corporate subsidiaries, and corporate affiliates of such party.

5) Reserved.

6) Initial Payment. In consideration of the settlement of the Lawsuit, and in consideration of the rights and release granted to NVIDIA under this Settlement Agreement and under the Pre-Snoop Patent License Agreement, Defendant will, on the effective date of this Settlement Agreement, pay to Plaintiff the sum of U.S. $10,000,000.00 (ten million U.S. dollars), as set forth in Section 5.1 of the Pre-Snoop Patent License Agreement. A single payment of ten million dollars shall satisfy both this Section 6 of the Settlement Agreement and Section 5.1 of the Pre-Snoop Patent License Agreement.

7) Paid-Up License to LPC Patents. In consideration of the other covenants and agreements set forth herein, and for an additional $1,000,000 (one million U.S. dollars) payment by NVIDIA to OPTi, Plaintiff hereby grants Defendant and the persons and entities specified in Section 7.1 a non-exclusive, perpetual, irrevocable, nontransferable, and non-assignable (except as provided in Section 10), fully paid-up license, without right to sublicense, to the LPC Patents and any patent claiming priority to the applications for the LPC Patents, including any continuation, continuation in part, divisional, reexamination certificate, or reissue application relating to the LPC Patents, to make, have made, use, import, distribute, sell, or offer to sell Defendant’s Core Logic Products in the United States.

7.0.1 Notwithstanding the foregoing, an Acquired Entity shall not be released or licensed for any infringement of the LPC Patents occurring prior to the date that the Acquired Entity either becomes controlled by NVIDIA or subject to a binding agreement to become controlled by NVIDIA, whichever is earlier, provided that OPTi placed the Acquired Entity on notice before such date of OPTi’s patent claims against it pursuant to 35 U.S.C. § 287.

7.1 License Grant to Manufacturers of NVIDIA’s Core Logic Products, Users of NVIDIA’s Core Logic Products, and NVIDIA’s Customers. In addition to NVIDIA, the license grant of Section 7 shall include the following persons or entities insofar as they use a licensed NVIDIA Core Logic Product placed in the stream of commerce under the stated circumstances:

(a)	Persons or entities who manufacture NVIDIA’s Core Logic Products for NVIDIA and subsequently use, sell, offer for sale or import into the United States such products, but only to the extent that they do so; and

(b)	Persons or entities who purchase NVIDIA’s Core Logic Products from NVIDIA or any person or entity authorized by NVIDIA to sell NVIDIA’s Core Logic Products, or purchase NVIDIA’s Core Logic

Products after such Core Logic Products have been placed in the stream of commerce with NVIDIA’s authorization and subsequently use, sell, offer for sale, or import into the United States such products, but only to the extent that they do so; and

(c)	Persons or entities who use any of NVIDIA’s Core Logic Products by using, making, selling, offering for sale, or importing into the United States motherboards or computers or any other product incorporating any of NVIDIA’s Core Logic Products, but only to the extent that they do so.

The license attaches to and is transferred with each licensed NVIDIA Core Logic Product, whether as a component, system, product or other item, and fully exhausts the LPC Patents and any patent claiming priority to the applications for the LPC Patents for any alleged infringement based in whole or in part on any licensed NVIDIA Core Logic Product. To the extent that any person has practiced any claim of the LPC Patents other than by the conduct set forth in Subsections (a), (b), and (c) of this Section 7.1, no license of any sort is granted or created in such person, and such use of the inventions claimed in the LPC Patents, if otherwise unlicensed, shall constitute infringement of the LPC Patents remediable to the full extent authorized by the law. In particular, no license is created by this provision in any person or entity for the use, manufacture, sale, offer for sale, or importation of any Core Logic Product other than NVIDIA’s Core Logic Products or any products which do not contain NVIDIA’s Core Logic Product.

8) Pre-Snoop Patent License Agreement. Concurrent with the execution of this Settlement Agreement, Plaintiff and Defendant shall execute the Pre-Snoop Patent License Agreement attached hereto as Exhibit A.

9) Dismissal of the Lawsuit. Within 10 days following the execution of this Settlement Agreement, Plaintiff and Defendant will jointly file a motion in the form attached hereto as Exhibit B dismissing with prejudice all claims, counterclaims, and defenses in the Lawsuit.

10) Assignment and Change of Control. If during the term of this Settlement Agreement, a third party (or a group of related third parties) acquires NVIDIA assets constituting substantially all of NVIDIA’s Core Logic Products line or technology or if Defendant is merged into (or amalgamated or otherwise combined with) another entity such that NVIDIA Corporation is not the surviving entity, and if the NVIDIA acquired/merged combined assets or business (or if the Core Logic Products) exist as a separately identifiable group of assets or business (or as separately identifiable products) within the operations of such third party or entity, then all of NVIDIA’s rights, releases and licenses granted herein shall be assignable to such third party (or to an affiliate thereof), provided however, that the rights, releases and licenses granted herein shall continue in effect with respect to such third party or entity only for Core Logic Products of the kind sold or furnished by the NVIDIA acquired/merged/combined assets or business as of the date of such acquisition or merger, amalgamation or combination (and not for the products and services of the third party, even if of the same kind or similar to those of the NVIDIA acquired/merged combined assets or business) and any future generation thereof. No such assignment shall relieve NVIDIA Corporation of any payment obligation under this Settlement Agreement.

OPTi may assign some or all of its rights or obligation under this Settlement Agreement to any entity that acquires ownership of or the rights to use, sell, and license the LPC or Pre-Snoop Patents.

11) Action to Enforce Agreement. In the event that there is a dispute as to whether either party is in compliance with this Settlement Agreement, such dispute will be resolved by final and binding arbitration pursuant to the rules of the American Arbitration Association. Such arbitration will be held in San Francisco, California. Only monetary, and not injunctive, relief shall be available to the prevailing party in such an arbitration. Each side will bear its own fees, costs, and other expenses in connection with any such arbitration.

12) Consultation with Counsel. Plaintiff and Defendant have consulted with counsel prior to entering into this Settlement Agreement.

13) Severability. If any of the provisions of this Settlement Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not invalidate or render unenforceable the entire Settlement Agreement, but rather the entire Settlement Agreement shall be construed as if not containing the particular invalid or unenforceable provision or provisions, and the rights and obligations of each party shall by construed and enforced accordingly. However, in the event such provision is considered an essential element of this Settlement Agreement, then the parties shall promptly negotiate a replacement thereof.

14) Modification. This Settlement Agreement shall not be altered or modified except by the written consent of both parties.

15) Warranty. Each of the parties to this Settlement Agreement warrants that it has the power to settle and release fully and completely all actions, causes of action, debts, dues, liabilities, controversies, claims, and demands as set forth herein, and that it has not sold, assigned, transferred, or otherwise disposed of the same to any third party. Each of the parties further warrants that its signatories are duly authorized and empowered to sign this Settlement Agreement on its behalf.

OPTi represents and warrants to NVIDIA that: (a) it has all requisite legal right, power and authority to execute, deliver and perform this Settlement Agreement; (b) it exclusively owns the LPC and Pre-Snoop Patents, and that no other third party owns any right (including ownership rights) in and to the LPC and Pre-Snoop Patents, including all rights to recover for alleged infringement of the LPC and Pre-Snoop Patents by NVIDIA; (c) it has not granted and will not grant any licenses or other rights, under the LPC and Pre-Snoop Patents, OPTi’s claims or otherwise, that would conflict with or prevent the licenses and rights granted to NVIDIA hereunder; (d) there are no liens, conveyances, mortgages, assignments, encumbrances, or other agreements that would prevent or impair the full and complete exercise of the terms and conditions of this Settlement Agreement; and (e) it has not entered into, and shall not enter into, any other agreement that would interfere with the obligations and immunities set forth in this Settlement Agreement during the term of this Settlement Agreement. OPTi makes no representations of merchantability or fitness for a particular purpose of products made using the LPC and Pre-Snoop Patents or that the use of LPC and Pre-Snoop Patents will not infringe any patent or other intellectual property right of any third party.

16) Costs and Attorneys Fees. Each party shall bear its own costs and attorneys’ fees in connection with the Lawsuit and entering into this Settlement Agreement.

17) Governing Law. The validity and effect of this Settlement Agreement shall be governed by California law, without regard to its conflict of laws principles, to the extent such principles would result in the application of another state’s law.

18) Execution in Counterparts. This Settlement Agreement may be executed in separate counterparts, which together shall comprise one and the same agreement.

19) Waiver. No course of dealing, course of performance, or failure of either party to strictly enforce any term, right, or condition of this Settlement Agreement shall be construed as a waiver of any term, right, or condition, unless such waiver is set forth in a writing signed by the party who is alleged to have waived the term, right, or condition, which writing shall expressly reference the term, right or condition to be waived and state that the term, right, or condition has been waived.

20) Reserved.

21) Integration. This Settlement Agreement and the Pre-Snoop Patent License Agreement, attached hereto as Exhibit A, set forth the entire agreement and understanding between the parties as to the subject matter hereof and merges all prior discussions between them. Neither of the parties shall be bound by any warranties, understandings, or representations with respect to such subject matter other than as expressly provided herein, in prior written agreements that are not superseded hereby, or in a writing signed with or subsequent to the execution hereof by an authorized representative of the party to be bound thereby.

22) No License from NVIDIA. Nothing contained in this Settlement Agreement shall be construed as conferring on any OPTi or any other party any right to a license to, or any right to otherwise use or practice, any invention claimed in any patent or patent application, trademark, service name, service mark, trade dress, trade secret or other intellectual property belonging to NVIDIA.

23) Headings. Section and subsection headings contained in this Settlement Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Settlement Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

IN WITNESS WHEREOF, each of the parties has caused this Settlement Agreement to be executed in duplicate originals by its duly authorized representative on the respective dates entered below.

OPTI INC.

By:	Bernard T. Marren
Title:	President and Chief Executive Officer
Date:	August 3, 2006

NVIDIA CORPORATION

By:	David M. Shannon
Title:	Senior Vice President
Date:	August 3, 2006